FOR IMMEDIATE RELEASE	CONTACT
Hudson Valley Holding Corp. 21 Scarsdale Road Yonkers, NY 10707	Stephen R. Brown President and CEO (914) 771-3073

HUDSON VALLEY ANNOUNCES TERMINATION OF
FORMAL WRITTEN AGREEMENT

Yonkers, NY - October 31, 2013 - Hudson Valley Bank, the operating subsidiary of Hudson Valley Holding Corp. (NYSE: HVB) was recently notified by the Office of the Comptroller of the Currency (“OCC”) that the Formal Written Agreement dated April 24, 2012 between Hudson Valley Bank and OCC has been terminated.

In addition, the Individual Minimum Capital Ratios agreed to between the OCC and the Bank by letter dated October 9, 2009, has also been terminated.

“We are extremely pleased with the lifting of the Formal Written Agreement and Individual Minimum Capital Ratios by the OCC.  As we have previously stated, we have committed significant time and resources during the past year and half to fully address matters raised by the OCC.    We believe, as a result, we are a financially stronger bank with robust systems and processes that position us to be a more competitive force within our market,” said Stephen R. Brown, President and CEO.

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About Hudson Valley Holding Corp. Through its Hudson Valley Bank subsidiary, Hudson Valley Holding Corp. (NYSE: HVB) serves small- and mid-sized businesses, professional services firms, not-for-profit organizations and select individuals in metropolitan New York.  Headquartered in Yonkers, N.Y., the company provides a full range of banking, trust and investment management services to niche commercial customers and their principals throughout Westchester and Rockland counties, the Bronx, Brooklyn and Manhattan.  Hudson Valley is the largest bank headquartered in Westchester County, with $3.0 billion in assets, $2.7 billion in deposits and 28 branches.  Its common stock is traded on the New York Stock Exchange and is a Russell 3000® Index component.  More information is available at www.hudsonvalleybank.com.

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Hudson Valley Holding Corp. (“Hudson Valley”) has made in this press release various forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to earnings, credit quality and other financial and business matters for periods subsequent to September 30, 2013. These statements may be identified by such forward-looking terminology as “expect”, “may”, “will”, “anticipate”, “continue”, “believe” or similar statements or variations of such terms.  Hudson Valley cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, and that statements relating to subsequent periods increasingly are subject to greater uncertainty because of the increased likelihood of changes in underlying factors and assumptions. Actual results could differ materially from forward-looking statements.

Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, in addition to those risk factors disclosed in the Hudson Valley’s Annual Report on Form 10-K for the year ended December 31, 2012 include, but are not limited to:

•	the OCC and other bank regulators may require us to further modify or change our mix of assets, including our concentration in certain types of loans, or require us to take further remedial actions;
•	our inability to deploy our excess cash, reduce our expenses and improve our operating leverage and efficiency;
•
our inability to pay quarterly cash dividends to shareholders in light of our earnings, the current and future economic environment,  Federal Reserve Board guidance, our Bank’s capital plan and other regulatory requirements applicable to Hudson Valley or Hudson Valley Bank;

•	the possibility that we may need to raise additional capital in the future and our ability to raise such capital on terms that are favorable to us;
•	further increases in our non-performing loans and allowance for loan losses;
•	ineffectiveness in managing our commercial real estate portfolio;
•	lower than expected future performance of our investment portfolio;
•	a lack of opportunities for growth, plans for expansion (including opening new branches) and increased or unexpected competition in attracting and retaining customers;
•
continued poor economic conditions generally and in our market area in particular, which may adversely affect the ability of borrowers to repay their loans and the value of real property or other property held as collateral for such loans;

•	lower than expected demand for our products and services;
•	possible impairment of our goodwill and other intangible assets;
•	our inability to manage interest rate risk;
•	increased expense and burdens resulting from the regulatory environment in which we operate and our inability to comply with existing and future regulatory requirements;
•
our inability to maintain regulatory capital above the minimum levels Hudson Valley Bank has set as its minimum capital levels in its capital plan provided to the OCC, or such higher capital levels as may be required;

•	proposed legislative and regulatory action may adversely affect us and the financial services industry;
•	future increased Federal Deposit Insurance Corporation, or FDIC, special assessments or changes to regular assessments;
•	potential liabilities under federal and state environmental laws;
•	regulatory limitations on dividends payable by Hudson Valley or Hudson Valley Bank.
We assume no obligation for updating any such forward-looking statements at any given time.